Exhibit 16.1

November 30, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read First Metroplex Capital, Inc.'s statements included under Item 4.01(a) of its Form 8-K/A for November 30, 2004, and we agree with such statements concerning our Firm.

/s/ McGladrey & Pullen, L.L.P.